                           ASSET PURCHASE AGREEMENT


                                     AMONG


                         BENTHOS, INC., AS THE BUYER,


                       DATASONICS, INC., AS THE SELLER,

                                      AND


           WILLIAM L. DALTON AND DAVID W. PORTA, AS THE STOCKHOLDERS


                                August 18, 1999

                               TABLE OF CONTENTS


1.    Definitions........................................................................................   1

2.    Basic Transaction..................................................................................   8
      (a)     Purchase and Sale of Acquired Assets.......................................................   8
      (b)     Assumption of Assumed Liabilities..........................................................   8
      (c)     Purchase Price.............................................................................   8
      (d)     The Closing................................................................................   9
      (e)     Deliveries at the Closing..................................................................   9
      (f)     Purchase Price Adjustment..................................................................   9
      (g)     Allocation.................................................................................  10

3.     Representations and Warranties of the Seller and the Stockholders.................................  10
       (a)     Organization of the Seller................................................................  10
       (b)     Authorization of Transaction..............................................................  10
       (c)     Noncontravention..........................................................................  11
       (d)     Brokers' Fees.............................................................................  11
       (e)     Title to Assets...........................................................................  11
       (f)     Subsidiaries..............................................................................  11
       (g)     Financial Statements......................................................................  11
       (h)     Events Subsequent to May 14, 1999.........................................................  12
       (i)     Undisclosed Liabilities...................................................................  14
       (j)     Legal Compliance; Permits.................................................................  14
       (k)     Tax Matters...............................................................................  15
       (l)     Real Property.............................................................................  16
       (m)     Intellectual Property.....................................................................  17
       (n)     Tangible Assets...........................................................................  19
       (o)     Inventory.................................................................................  19
       (p)     Agreements, Bids and Proposals............................................................  20
       (q)     Notes and Accounts Receivable.............................................................  21
       (r)     Powers of Attorney........................................................................  22
       (s)     Insurance.................................................................................  22
       (t)     Litigation................................................................................  23
       (u)     Warranty and Other Claims.................................................................  23
       (v)     Product Liability.........................................................................  23
       (w)     Officers, Directors and Consultants.......................................................  23
       (x)     Backlog...................................................................................  24
       (y)     Employees.................................................................................  24
       (z)     Employee Benefits.........................................................................  24
       (aa)    Bank Relationships; Guaranties............................................................  26
       (bb)    Environmental, Health, and Safety Matters.................................................  26
       (cc)    Certain Business Relationships With the Seller............................................  28
       (dd)    Major Customers and Distributors..........................................................  28
       (ee)    Year 2000 Compliance......................................................................  28

       (ff)    Disclosure................................................................................  28

 4.    Representations and Warranties of the Buyer.......................................................  29
       (a)     Organization of the Buyer.................................................................  29
       (b)     Authorization of Transaction..............................................................  29
       (c)     Noncontravention..........................................................................  29
       (d)     Brokers' Fees.............................................................................  29

5.     Pre-Closing Covenants.............................................................................  29
       (a)     General...................................................................................  29
       (b)     Notices and Consents......................................................................  29
       (c)     Operation of Business.....................................................................  30
       (d)     Preservation of Business..................................................................  30
       (e)     Full Access...............................................................................  30
       (f)     Notice of Developments....................................................................  31
       (g)     Exclusivity...............................................................................  31

6.     Post-Closing Covenants............................................................................  31
       (a)     General...................................................................................  31
       (b)     Collection of Assets......................................................................  32
       (c)     Payment of Liabilities....................................................................  32
       (d)     Non-Competition...........................................................................  32
       (e)     Litigation Support........................................................................  33
       (f)     Transition................................................................................  33
       (g)     Confidentiality...........................................................................  33
       (h)     Year 2000 Compliance......................................................................  33

7.     Conditions to Obligation to Close.................................................................  33
       (a)     Conditions to Obligation of the Buyer.....................................................  33
       (b)     Conditions to Obligation of the Seller and the Stockholders...............................  35

8.     Remedies for Breaches of this Agreement...........................................................  36
       (a)     Survival of Representations, Warranties and Covenants.....................................  36
       (b)     Indemnification Provisions for Benefit of the Buyer.......................................  37
       (c)     Indemnification Provisions for Benefit of the Seller and the Stockholders.................  37
       (d)     Matters Involving Third Parties...........................................................  38
       (e)     Determination of Adverse Consequences.....................................................  39
       (f)     Recoupment From Escrow Amount.............................................................  39
       (g)     Maximum Limitation of Indemnification by Stockholders.....................................  39
       (h)     Other Indemnification Provisions..........................................................  39

9.     Termination.......................................................................................  40
       (a)     Termination of Agreement..................................................................  40
       (b)     Effect of Termination.....................................................................  40

10.    Miscellaneous.....................................................................................  41
       (a)     Survival of Representations, Warranties and Covenants.....................................  41
       (b)     Press Releases and Public Announcements...................................................  41
       (c)     No Third-Party Beneficiaries..............................................................  41
       (d)     Entire Agreement..........................................................................  41
       (e)     Succession and Assignment.................................................................  41
       (f)     Counterparts..............................................................................  42
       (g)     Headings..................................................................................  42
       (h)     Notices...................................................................................  42
       (i)     Governing Law.............................................................................  43
       (j)     Amendments and Waivers....................................................................  43
       (k)     Severability..............................................................................  43
       (l)     Expenses..................................................................................  43
       (m)     Construction..............................................................................  43
       (n)     Incorporation of Exhibits and Schedules...................................................  44
       (o)     Specific Performance......................................................................  44
       (p)     Submission to Jurisdiction................................................................  44

Exhibit A--Form of Escrow Agreement
Exhibit B--Form of Bill of Sale
Exhibit C--Form of Assignment and Assumption Agreement
Exhibit D--Forms of Additional Assignment and Assumption Documents [Reserved] Exhibit E--Allocation Schedule
Exhibit F--Financial Statements
Exhibit G--Forms of Lease Agreements
Exhibit H--Form of Consulting and Non-Competition Agreement
Exhibit I--Form of Opinion of Counsel to the Seller and the Stockholders Exhibit J--Form of Opinion of Counsel to the Buyer
Disclosure Schedule

                           ASSET PURCHASE AGREEMENT

     AGREEMENT entered into as of August 18, 1999, by and among Benthos, Inc., a Massachusetts corporation (the "Buyer"); Datasonics, Inc., a Massachusetts
                                -----
corporation (the "Seller"); and William L. Dalton and David W. Porta (each a
                  ------
"Stockholder," and collectively the "Stockholders"). The Buyer, the Seller and
 -----------                         ------------
the Stockholders are referred to collectively herein as the "Parties."
                                                             -------

     This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Seller in return for cash and the Parties will agree to certain related matters.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          -----------

     "Acquired Assets" means all right, title, and interest in and to all of the
      ---------------
assets of the Seller, including all of its (a) tangible personal property (such as machinery, equipment, inventories supplies, manufactured and purchased parts, goods in process and finished goods, furniture and fixtures (other than leasehold improvements), automobiles, trucks, tractors, trailers, vessels, tools, jigs, and dies), (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (c) leases, subleases, and rights thereunder, (d) agreements, contracts (including, without limitation, Government Contracts), subcontracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (e) Bids and Proposals submitted by the Seller prior to the Closing (except to the extent that any such Bids and Proposals shall be excluded from the Acquired Assets as described in clause (vi) below), (f) Cash, accounts receivable, notes, other receivables, and securities, (g) all rights and interests in the names "Datasonics" ("Seller's Name"), and to the extent that
                                      -------------
the Seller has rights thereto, "AquaFix," "Telesonar," and other trade or product names now or previously used by the Seller (whether or not copyrighted or trademarked) and any related trademarks, corporate names and trade names incorporating all or any part of such names, alone or in combination with other words, together with all related logos, symbols, abbreviations and designs and office and administrative supplies, including printed stationery, invoices, packaging or other documents or materials bearing such names; (h) claims, deposits, prepayments (including, without limitation, prepaid expenses and prepaid research and development costs), refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (j) books, records, ledgers, files, documents, correspondence, customer, supplier and other lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall
                              -----------------
not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books and stock transfer books (except for the copy thereof which the Seller has provided to the Buyer's counsel as described in (S)3(a) hereof), blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) the life insurance policies which are described on the Most Recent Balance Sheet as having a cash surrender value of $471,561.17, (iii) the account receivable from John Baker dated July 25, 1999 in the original amount of $10,000, (iv) any rights in and with respect to the assets associated with the Seller's Employee Benefit Plans, (v) real property, leasehold improvements, easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (vi) any rights in and with respect to any Bid or Proposal submitted by the Seller if the Buyer shall notify the Seller in writing prior to the Closing that the Buyer has elected not to assume the obligations of the Seller and said election not to assume the obligations of the Seller under such Bid or Proposal is approved in writing by the Seller in its sole discretion, and in no event shall such approval be given by the Seller where the Seller is unable to withdraw such Bid or Proposal, (vii) the existing lease of the boat slip, (viii) automobile leases on two (2) Volvo automobiles, (ix) inventory and supplies excluded from the definition of "Acquired Assets" by (S) 1 of the Disclosure Schedule (which inventory and supplies will be removed at the Seller's expense from the Seller's premises prior to the Closing), or (x) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs (including, without limitation, replacement and service costs), amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S)1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Agreements, Bids and Proposals" has the meaning set forth in (S)3(p)
      ------------------------------
below.

     "Applicable Rate" means the prime rate of interest published from time to
      ---------------
time by the Wall Street Journal in the "Money Rates" section of The Wall Street Journal, or in the event such rate is no longer published in The Wall Street Journal, a comparable index selected by the Buyer, plus 1.5% per annum.

     "Assumed Liabilities" means (a) the Liabilities of the Seller set forth on
      -------------------
the face of the Most

Recent Balance Sheet (or which would have been set forth on the face of the Most Recent Balance Sheet had such Liabilities existed on the Most Recent Fiscal Month End) under the captions "Current Liabilities - Accounts Payable," and "- Accrued Expenses" (to the extent that (i) the Seller has not paid such Liabilities prior to the Closing, and (ii) such Liabilities are not resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements), (b) the Liabilities of the Seller set forth on the face of the Most Recent Balance Sheet (or which would have been set forth on the face of the Most Recent Balance Sheet had such Liabilities existed on the Most Recent Fiscal Month End) under the caption "Current Liabilities-Accrued Vacation" but only to the extent that such Liabilities relate to the Seller's employees who are offered and who accept employment by the Buyer, and whose employment provides for employee benefits from the Buyer following the Closing (it being agreed that (i) the Buyer may satisfy such Liabilities by providing equivalent accrued vacation credits usable by such employees who are employed by the Buyer during periods following the Closing and (ii) the Seller shall be liable for satisfying from its own funds any such Liabilities which relate to the Seller's employees who are either not offered employment with benefits or who do not accept employment by the Buyer following the Closing), (c) the obligations of the Seller (including the Seller's obligations in respect of the "KORDI contracts" provided that the Seller's representations and warranties respecting such contracts (including, without limitation, those under (S) 3(p) and (S) 3(u) below) are true and complete) under the agreements, contracts (including, without limitation, Government Contracts), leases, licenses, Bids and Proposals and other arrangements which are included in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and (d) the obligations of the Seller under the written warranty provisions of the standard terms and conditions of sale by the Seller (true copies of which are being provided to the Buyer in (S) 3(u) of the Disclosure Schedule) with respect to goods and services provided by the Seller to any other Person prior to the Closing, which obligations shall (for purposes of the Closing Date Balance Sheet) include the $105,000 agreed amount of the reserve to be established under (S) 2(f) below for such warranty claims and the completion of the Seller's contractual obligations in respect of the "KORDI contracts"; provided, however, that the Assumed
                                     -----------------
Liabilities shall not include any Liabilities or obligations (even if such Liabilities or obligations are of a type described in clauses (a) through (d) above) which constitute (i) any Liability or obligation of the Seller under any note payable, bank obligation, or other Liability or obligation for money borrowed, (ii) any Liability or obligation of the Seller under any agreement, contract, lease, license, Bid, Proposal or other arrangement which is not included in the Acquired Assets, (iii) any Liability or obligation of the Seller to make any product liability payment of any kind relating to goods or services provided by the Seller to any other Person prior to the Closing, (iv) any Liability of the Seller for Taxes of the Seller or any other Person (including, without limitation, any withholding obligation with respect to the Seller's employees for periods prior to the Closing), (v) any Liability or obligation arising under or relating to any Employee Benefit Plan of the Seller (including, without limitation, any such Plan which relates to the accrual of sick time by Seller's current or former employees), except as specifically stated in clause
(b) above with respect to accrued vacation credits for the Seller's employees who are offered and who accept employment by the Buyer following the Closing, (vi) any Liability or obligation of the Seller to any Stockholder or other officer or director of the Seller, (vii) any Liability or obligation of the Seller to indemnify any Person (including any Stockholder) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (viii) any Liability or obligation of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (ix) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Bids and Proposals" means any bids or other proposals submitted by the
      ------------------
Seller with respect to the proposed grant by any Person to the Seller of any contract, agreement or other arrangement (including, without limitation, any Government Contract).

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Cash" means cash and cash equivalents (including marketable securities and
      ----
short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in (S)2(d) below.
      -------

     "Closing Date" has the meaning set forth in (S)2(d) below.
      ------------

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA
      -----
and Code (S)4980B.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Seller that is not already generally available to the public.

     "Controlled Group" has the meaning set forth in Code (S)1563.
      ----------------

     "Disclosure Schedule" has the meaning set forth in (S)3 below.
      -------------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Environmental, Health, and Safety Requirements"  means all federal, state,
      ----------------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means each entity which is treated as a single employer
      ---------------
with the Seller for purposes of Code (S)414.

     "Escrow Agent" has the meaning set forth in (S)2(c) below.
      ------------

     "Escrow Agreement" has the meaning set forth in (S)2(c) below.
      ----------------

     "Escrow Amount" has the meaning set forth in (S)2(c) below.
      -------------

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
      ---------

     "Financial Statements" has the meaning set forth in (S)3(g) below.
      --------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Government Contracts" means all contracts, agreements and other
      --------------------
arrangements between the Seller and any federal, state or local government entity (or any department, agency or political subdivision thereof). Without limitation of the foregoing, "Government Contracts" includes all subcontracts and similar arrangements under which the Seller has agreed to provide goods and services required under a contract entered into by another Person as primary contractor with any government department, agency or other entity.

     "Indemnified Party" has the meaning set forth in (S)8(d) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in (S)8(d) below.
      ------------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation by
      ---------
William Dalton, David Porta, Marc Parent, Charles Furciniti, David Franklin, and Harold Maxfield.

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Major Customers and Distributors" has the meaning set forth in (S)3(dd)
      --------------------------------
below.

     "Most Recent Balance Sheet" means the balance sheet contained within the
      -------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S)3(g)
      --------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)3(g) below.
      ----------------------------

     "Most Recent Fiscal Year End" has the meaning set forth in (S)3(g) below.
      ---------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permits" has the meaning set forth in (S)3(j) below.
      -------

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code
      ----------------------
(S)4975.

     "Purchase Price" has the meaning set forth in (S)2(c) below.
      --------------

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
      ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and
                            ----------
similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Seller's Name" has the meaning set forth above under the definition of
      -------------
"Acquired Assets."

     "Stockholder(s)" has the meaning set forth in the preface above.
      --------------

     "Subsidiary" means any corporation with respect to which a specified Person
      ----------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S)8(d) below.
      -----------------

     2.   Basic Transaction.
          ------------------

     (a)  Purchase and Sale of Acquired Assets. On and subject to the terms and
          ------------------------------------
conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
(S)2.

     (b)  Assumption of Assumed Liabilities. On and subject to the terms and
          ---------------------------------
conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

     (c)  Purchase Price. The Buyer agrees to pay at the Closing a total of
          --------------
$6,440,000.00 by wire transfer or delivery of other immediately available funds as follows: (A) $5,775,000.00 payable to the Seller, and (B) $665,000.00 (the "Escrow Amount") payable to George A. Page, Jr., as Escrow Agent (the "Escrow
 -------------                                                          ------
Agent"). The Escrow Amount shall be held by the Escrow Agent in accordance with
-----
the Escrow Agreement in the form of Exhibit A hereto (the "Escrow Agreement")
                                                           ----------------
which shall be executed by the Parties and the Escrow Agent at the Closing as described in (S)2(e) below. In addition to the foregoing amounts, the Buyer agrees to pay to the Seller following the Closing (i) an additional aggregate amount of up to $210,000.00, which payment will be made in one or more installments as described in (S) 2(c) of the Disclosure Schedule promptly following receipt by the Buyer of evidence satisfactory to the Buyer that the novations of the Government Contracts described in (S) 5(b) and (S)6(a) of this Agreement have been successfully completed, (ii) an additional amount of up to $250,000.00 on the date on which the Buyer delivers to the Seller the Closing Date Balance Sheet in accordance with (S) 2(f) below, but such additional amount shall be payable only if and to the extent (on a dollar for dollar basis) that the Net Asset Value (as defined in (S) 2(f)) as shown on the Closing Date Balance Sheet shall exceed the Agreed Net Asset Value (as defined in (S) 2(f)) of $2,093,127.00, and (iii) an additional amount of up to $75,000.00 on the first anniversary of the Closing Date, but such additional amount shall be payable only if and to the extent (on a dollar for dollar basis) that the Adverse Consequences suffered by the Buyer during such one-year period in respect of obligations for warranty claims (exclusive of $30,000 for completion of Seller's contractual obligations in respect of the "KORDI contracts") assumed by the Buyer in accordance with clause (d) of the definition of "Assumed Liabilities" shall be less than $75,000.00. If any of the Government Contracts referred to in clause (i) above shall not be novated by the relevant government department or agency within six months following the Closing Date, the Buyer shall have no liability to pay to the Seller the additional amount allocated to such Government

Contract on (S) 2(c) of the Disclosure Schedule. As used in this Agreement, the "Purchase Price" means the aggregate of the payments made by the Buyer to the
 --------------
Seller or the Escrow Agent under this (S)2(c), as adjusted by (i) any adjustment made in accordance with (S)2(f) below and (ii) any indemnity payments made by any Party in accordance with (S)8 of this Agreement. In the event that a dispute arises between the Seller and the Buyer concerning the calculation of the portions of the Purchase Price to be paid under clauses (ii) or (iii) above, the Parties shall resolve the dispute in a manner consistent with the method of dispute resolution set forth in Section 4(b) of the Escrow Agreement, whether the disputed matter would result in a claim against the Escrow Fund, as defined in the Escrow Agreement, or in an increase in the Purchase Price which does not result in a claim against the Escrow Fund.

     (d)  The Closing. The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Davis, Malm &
                -------
D'Agostine, P.C., One Boston Place, Boston, Massachusetts, commencing at 9:00 a.m. local time on August 19, 1999, or such other date as the Parties may mutually determine (the "Closing Date").
                         ------------

     (e)  Deliveries at the Closing. At the Closing, (i) the Seller will deliver
          -------------------------
to the Buyer the various certificates, instruments, and documents referred to in
(S)7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in (S)7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) a Bill of Sale in the form of Exhibit B hereto, (B) an Assignment and Assumption Agreement in the form of Exhibit C hereto, (C) Articles of Amendment to the Seller's Articles of Organization suitable for filing with the Massachusetts Secretary of State changing the corporate name of Seller to a name which does not include the Seller's Name, and (D) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request;
(iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an Assignment and Assumption Agreement in the form of Exhibit C hereto, and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; (v) the Parties and the Escrow Agent will enter into the Escrow Agreement; and (vi) the Buyer will deliver to the Seller and the Escrow Agent the consideration specified in (S)2(c) above.

     (f)  Purchase Price Adjustment. Within sixty (60) days after the Closing
          -------------------------
Date, the Buyer will prepare and deliver to the Seller a balance sheet (the "Closing Date Balance Sheet") which shall reflect the Acquired Assets and the
 --------------------------
Assumed Liabilities as of the close of business on the Closing Date. For purposes of the Closing Date Balance Sheet, the Acquired Assets and the Assumed Liabilities will be given carrying values in accordance with GAAP applied on a basis substantially similar to the basis used in preparing the Financial Statements attached to this Agreement as Exhibit F (provided such basis complied with GAAP). Without limitation of the foregoing, the Closing Date Balance Sheet shall (i) reflect the historical cost (less appropriate reserves) of the Acquired Assets as determined in accordance with GAAP, (ii) include an adequate inventory reserve as determined in accordance with GAAP based upon a physical inspection by the Buyer's independent accountants of the inventory included in the Acquired Assets, (iii) include an adequate allowance for doubtful accounts as determined in accordance with GAAP with respect to the accounts receivable included in the Acquired Assets reflecting the Buyer's experience in collecting such accounts between the Closing Date and the date on which the Closing Date Balance Sheet is completed, and (iv) include a reserve for warranty claims (including $30,000 for completion of the Seller's contractual obligations in respect of the "KORDI contracts" as described in (S) 3(u) below) equal to the $105,000.00 for all such potential claims. To the extent that the difference between (i) the Acquired Assets and (ii) the Assumed Liabilities as shown on the Closing Date Balance Sheet (the "Net Asset Value") is less than $2,093,127.00 (the "Agreed
                    ---------------                                    ------
Net Asset Value"), then the Purchase Price shall be reduced on a dollar for
---------------
dollar basis by the amount of such difference. To the maximum extent practicable, the amount of any such difference shall be deducted from the Escrow Amount and promptly returned by the Escrow Agent to the Buyer in accordance with the Escrow Agreement.

     (g)  Allocation. The Parties agree to allocate the Purchase Price (as the
          ----------
Purchase Price may be adjusted in accordance with (S)2(f) above and any indemnification payments made or to be made in accordance with (S)8 below) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.

     3.   Representations and Warranties of the Seller and the Stockholders. The
          -----------------------------------------------------------------
Seller and the Stockholders represent and warrant to the Buyer that the statements contained in this (S)3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs
---------------------
corresponding to the lettered and numbered paragraphs contained in this (S)3.

     (a)  Organization of the Seller. The Seller is a corporation duly
          ---------------------------
organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts. The Seller has full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Seller's Articles of Organization, as amended to date, the Seller's by-laws, as amended to date, and the Seller's corporate minutes and stock transfer records delivered to the Buyer's counsel are complete and correct and no amendments to such Articles of Organization or by-laws or revision of such minutes or transfer records are pending. The Seller is duly qualified to do business as a foreign corporation in the states listed in (S)3(a) of the Disclosure Schedule, and the Seller is not required to be licensed or qualified as a foreign corporation to conduct its business or own its property in any other jurisdiction. The Stockholders own all of the outstanding capital stock of the Seller.

     (b)  Authorization of Transaction. The Seller and each of the Stockholders
          -----------------------------
has full power and authority (including, in the case of the Seller, full corporate power and authority) to execute and deliver this Agreement and to perform its or his obligations hereunder. The execution, delivery and performance by the Seller of this Agreement have been duly authorized by all necessary corporate action of the Seller and its stockholders, and no other corporate action on the part of the Seller or its stockholders is required in connection therewith. This Agreement constitutes the valid and legally binding obligation of the Seller and the Stockholders, enforceable against the Seller and the Stockholders in accordance with its terms and conditions.

     (c)  Noncontravention. Neither the execution and the delivery of this
          -----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above), will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller and the Stockholders is subject or any provision of the charter or by-laws of the Seller or (ii) except as described in
(S)2(c) of the Disclosure Schedule with respect to the Seller's Government Contracts and Bids and Proposals, conflict with, result in a termination or breach of, constitute a default under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Seller and the Stockholders is a party or by which it or he is bound or to which any of its or his assets is subject (or result in the imposition of any Security Interest upon any of its or his assets). Except as described in
(S)2(c) of the Disclosure Schedule with respect to the Seller's Government Contracts and Bids and Proposals, none of the Seller and the Stockholders needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in (S)2 above). Without limitation of the foregoing, (S) 2(c) of the Disclosure Schedule specifically describes all Government Contracts (and all outstanding Bids and Proposals which, if accepted by the Person(s) to which the Seller submitted such Bids and Proposals, will result in additional Government Contracts) for which novation notices to and approvals of the government departments, agencies and other entities involved will be required as described in (S)5(b) and (S)6(a) below.

     (d)  Brokers' Fees. The Seller has no Liability or obligation to pay any
          --------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e)  Title to Assets. The Seller has good and marketable title to, or a
          ---------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for assets of the Seller which are excluded from the Acquired Assets and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

     (f)  Subsidiaries. The Seller has no Subsidiaries.
          ------------

     (g)  Financial Statements. Attached hereto as Exhibit F are the following
          --------------------
financial statements of the Seller (collectively the "Financial Statements"):
                                                      --------------------
(i) balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended

September 30, 1997 and 1998 (the "Most Recent Fiscal Year End"); and (ii) a
                                  ---------------------------
balance sheet and statement of income (the "Most Recent Financial Statements")
                                            --------------------------------
as of and for the ten months ended July 31, 1999 (the "Most Recent Fiscal Month
                                                       ------------------------
End"). The Financial Statements (including the notes thereto) have been
---
prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete); provided, however,
                                                           -----------------
that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (h)  Events Subsequent to May 14, 1999. Since May 14, 1999, which is the
          ----------------------------------
date on which the Seller and the Buyer entered into that certain Letter of Intent regarding possible acquisition, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

          (i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Seller has not entered into, or submitted a Bid or Proposal for, any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

          (iii) no Person (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Seller is a party or by which it is bound;

          (iv) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

          (viii) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

          (x) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of the Seller;

          (xii) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) the Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) the Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

          (xxii) to the best of the Seller's Knowledge, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

          (xxiii) the Seller has not committed to any of the foregoing.

     (i)  Undisclosed Liabilities. The Seller has no Liability (and there is no
          -----------------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j)  Legal Compliance; Permits.
          -------------------------

          (i) The Seller and its predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any material failure so to comply.

          (ii) (S)3(j)(ii) of the Disclosure Schedule contains a complete and accurate description of all material permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Permits") required from federal, state or local authorities in order for
      -------
     the Seller to conduct its business. The Seller has obtained all such material Permits, which are valid and in full force and effect, and is operating in compliance therewith. Such Permits include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in (S)3(j)(ii) of the Disclosure Schedule, all such Permits will be available and assigned to the Buyer and remain in full force and effect upon the Buyer's purchase of the Acquired Assets, and no further material Permits will be required in order for the Buyer to conduct the businesses currently conducted by the Seller subsequent to the Closing. Except as disclosed in (S)3(j)(ii) of the Disclosure Schedule or in any other Section of the Disclosure Schedule, the Seller is not subject to or bound by any permit, registration, approval, agreement, arrangement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

     (k)  Tax Matters.
          -----------

          (i) Each of the Seller and the Stockholders has filed all Tax Returns that it or he was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Seller and the Stockholders (whether or not shown on any Tax Return) have been paid. None of the Seller and the Stockholders currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller and the Stockholders do not file Tax Returns that it or either of them is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Stockholder or director or officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders and the directors and officers (and employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority. No federal, state, local, and foreign income Tax Returns filed with respect to the Seller have been audited or currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since September 30, 1994.

          (iv) None of the Seller and the Stockholders has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

          (vi) None of the Assumed Liabilities is an obligation to make a payment in respect of any Tax Liability. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and
     (B) has no Liability for the Taxes of any other Person.

          (vii) For all taxable periods not closed by the applicable statute of limitations, the Seller has been a "small business corporation" as that term is defined in Section 1361(b) of the Code, it has had in effect an election under Section 1362(b) of the Code to be treated as an S corporation, and it has filed all of the federal tax returns (and all state tax returns in those states permitting the equivalent of an S corporation election) consistently with S corporation status.

          (viii) The Seller has no "built-in gain" as that term is used in
     Section 1374 of the Code.

     (l)  Real Property.
          -------------

          (i)    The Seller owns no real property.

          (ii) (S)3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in (S)3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S)3(l)(ii) of the Disclosure Schedule:

                 (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect (subject, however, to the termination of such leases or subleases upon execution at the Closing of the new leases described in (S)7 hereof);

                 (B) all facilities leased or subleased thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                 (C) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                 (D) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not materially impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (m)  Intellectual Property.
          ---------------------

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property materially necessary or desirable for the operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will to the best of the Seller's knowledge be owned or available for use by the Buyer on materially identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

          (iii) (S)3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)3(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
     (S)3(m)(iii) of the Disclosure Schedule:

                (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                (D) the Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)3(m)(iv) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such material licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)3(m)(iv) of the Disclosure Schedule:

                (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

                (C) no party (including, without limitation, the Seller) to the license, sublicense, agreement, or permission is in breach or default (including, without limitation, with respect to the material provisions thereof which relate to amount or form of permitted use thereunder), and no material event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (D) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

                (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or material charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or , to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, the Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (vi) None of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing currently existing or being utilized at the time of the Closing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Seller.

     (n)  Tangible Assets. The Seller owns or leases all buildings, machinery,
          ----------------
equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is to the best of the Seller's Knowledge free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. (S)3(n) of the Disclosure Schedule contains a complete and accurate description of all material machinery, equipment, motor vehicles, office furniture, telephone equipment, computer equipment and other tangible personal property (except for inventories) which is owned or leased by the Seller. Except as specifically disclosed in (S)3(n) of the Disclosure Schedule, (i) the Seller has good and marketable title to all of such tangible personal property, and none of such tangible personal property is leased, and
(ii) none of such tangible personal property is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge.

     (o)  Inventory. (S)3(o) of the Disclosure Schedule contains an accurate
          ----------
description of the Seller's inventories. The inventory of the Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. The Seller's purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Since the date of the Most Recent Balance Sheet, no inventory items have been sold or disposed of except through sales in the Ordinary Course of Business at profit margins consistent with the Seller's experience in prior years, and all sales commitments made for the Seller's products are at prices not less than inventory values plus selling expenses and such profit margins.

     (p)  Agreements, Bids and Proposals. (S)3(p) of the Disclosure Schedule
          -------------------------------
lists the following written or oral contracts, agreements, Bids and Proposals (collectively the "Agreements, Bids and Proposals") to which the Seller is a
                   ------------------------------
party:

          (i) any agreement or group of related agreements for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum or under which lease payments in excess of such amount over a 12-month period are reasonably likely to be required based upon Seller's prior experience;

          (ii) any agreement or group of related agreements (including, without limitation, any Government Contract) for the purchase or sale of materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will either (A) extend over a period of more than one year, (B) result in a loss to the Seller, (C) involve aggregate consideration in excess of $25,000, or (D) require the consent or novation by any government agency or other Person in order for the Buyer to acquire the Seller's rights and to assume the Seller's obligations thereunder;

          (iii) any agreement with any sales agent or distributor of products of the Seller;

          (iv)   any agreement concerning a partnership or joint venture;

          (v) any Bid or Proposal submitted by the Seller which, if accepted by the Person(s) to which such Bid or Proposal was submitted, would result in any agreement or other arrangement of the types described in clauses (i) through (v) above;

          (vi) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which the Seller has imposed a Security Interest on any of its assets, tangible or intangible;

          (vii)  any agreement concerning confidentiality or noncompetition;

          (viii) any agreement involving any of the Stockholders and their Affiliates (other than the Seller);

          (ix) any bonus, profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (x)    any collective bargaining agreement;

          (xi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing any severance benefits;

          (xii) any agreement under which the Seller has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xiii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

          (xiv) any other agreement (or group of related agreements) which is either outside the Ordinary Course of Business or the performance of which involves consideration in excess of $25,000.

The Seller has delivered to the Buyer a correct and complete copy of each written Agreement, Bid or Proposal listed in (S)3(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral Agreement, Bid or Proposal referred to in (S)3(p) of the Disclosure Schedule. With respect to each such Agreement, Bid or Proposal (subject, in the case of the Bids and Proposals, to the acceptance thereof by the Person(s) to which such Bids and Proposals were submitted): (A) the Agreement, Bid or Proposal is legal, valid, binding, enforceable, and in full force and effect; (B) the Agreement, Bid or Proposal will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms between the Buyer and the relevant third party following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above) subject, in the case of the Government Contracts and the Bids and Proposals described in (S)3(p) of the Disclosure Schedule, to the novations described in (S) 5(b) and (S) 6(a) below; (C) the Seller is not and, to the best of the Seller's Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Agreement, Bid or Proposal; and (D) no party has rejected or repudiated any material provision of the Agreement, Bid or Proposal.

     (q)  Notes and Accounts Receivable. All notes and accounts receivable of
          ------------------------------
the Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, subject only to the allowance for doubtful accounts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. Except for the account receivable from John Baker which is specifically excluded from the definition of "Acquired Assets" or as otherwise disclosed in (S)3(q) of the Disclosure
Schedule: (i) the Seller has no accounts, advances or loans receivable owed by any Person which is affiliated with the Seller or any Stockholder, director, officer or employee of the Seller, and (ii) all accounts, advances and loans owed by any such Person shall be paid in cash to the Seller prior to the Closing.

     (r)  Powers of Attorney. There are no outstanding powers of attorney
          -------------------
executed on behalf of the Seller.

     (s)  Insurance. (S)3(s) of the Disclosure Schedule sets forth the following
          ----------
information with respect to each insurance policy (including, without limitation, policies providing property, casualty, liability, product liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller is now a party, a named insured, or otherwise the beneficiary of coverage on the Closing Date:

          (i)    the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)  the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) except for the life insurance policies which are specifically excluded under the definition of "Acquired Assets," the policy will continue to be legal, valid, binding, enforceable, and in full force and effect with the Buyer as the named insured on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);
(C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)3(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

     (t)  Litigation. (S)3(t) of the Disclosure Schedule sets forth each
          -----------
instance in which any of the Seller and the Stockholders (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)3(t) of the Disclosure Schedule could (A) result in any material adverse effect on the Seller's business, financial condition,
operations, results of operations, or future prospects,   (B) prevent
consummation of any of the transactions contemplated by this Agreement, or (C) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling of charge is now in effect). None of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Seller and the Stockholders.

     (u)  Warranty and Other Claims. Each product manufactured, sold, leased, or
          --------------------------
delivered by the Seller has been in material conformity with all applicable contractual commitments and all express and implied warranties. To the best of the Knowledge of the Seller and the Stockholders, the Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other material damages in connection therewith in an aggregate amount in excess of the reserve for warranty claims of $105,000 which will be included on the Closing Date Balance Sheet in accordance with (S) 2(f) hereof (which reserve includes $30,000 for completion of the Seller's contractual obligations in respect of the "KORDI contracts"). No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S)3(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions). No claim has been asserted against the Seller for renegotiation or price redetermination of any business transaction, and there is no Basis upon which any such claim could be based.

     (v)  Product Liability. The Seller has no Liability (and there is no Basis
          ------------------
for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     (w)  Officers, Directors and Consultants.
          -----------------------------------

          (i) (S)3(w)(i) of the Disclosure Schedule contains a true and complete list of all current directors and officers of the Seller. In addition, (S)3(w)(i) of the Disclosure Schedule contains a true and complete list of all consultants to the Seller who, individually, have received or are scheduled to receive compensation from the Seller for the 12 months ended June 30, 1999, in excess of $25,000.

          (ii) (S)3(w)(ii) of the Disclosure Schedule contains a true and complete list of the suppliers of the Seller to whom during the 12 months ended June 30, 1999, the Seller made payments aggregating $25,000 or more showing, with respect to each, the name, address and dollar volume involved. To the Knowledge of the Seller, no supplier has any plan or intention to terminate or reduce its business with the Seller or to materially and adversely modify its relationship with the Seller.

     (x)  Backlog.  As of the date hereof, the Seller has a backlog of firm
          -------
orders for the sale or lease of products or services for which revenues have not been recognized by the Seller, as set forth in (S)3(x) of the Disclosure Schedule.

     (y)  Employees.  (S)3(y) of the Disclosure Schedule contains a true and
          ----------
complete list of all current employees of the Seller, together with a description of their respective job titles and responsibilities and annual compensation (including salaries, bonuses, consulting or director's fees and incentive or deferred compensation). To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. None of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. The Seller is, and at times since November 6, 1986 has been, in material compliance with the requirements of the Immigration Reform Control Act of 1986.

     (z)  Employee Benefits.
          ------------------

          (i) (S)3(z) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes or has any obligation to contribute.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The material requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan (if any) which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S)401(a), has received within the last two years a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and the Seller is not aware of any facts or circumstances that could result in the revocation of such determination.

               (E) The market value of assets under each such Employee Benefit Plan (if any) which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Seller or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (if any) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller, threatened.

               (B) To the best of the Seller's Knowledge, there have been no Prohibited

          Transactions with respect to any such Employee Benefit Plan. To the best of the Seller's Knowledge, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller, threatened. None of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                (C) The Seller has not incurred, and none of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller has any reason to expect that the Seller will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA (S)4201) or under the Code with respect to any such Employee Benefit Plan (if any) which is an Employee Pension Benefit Plan.

          (iii) None of the Seller and any other members of a Controlled Group that includes the Seller contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA (S)4201) under any Multiemployer Plan.

          (iv) The Seller does not maintain or ever has maintained, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

     (aa) Bank Relationships; Guaranties. (S)3(aa) of the Disclosure Schedule
          -------------------------------
contains a complete and accurate description of all of the arrangements which the Seller has with any bank or other lending institution, indicating with respect to each of such arrangements the type (such as checking account, borrowing arrangement, or safe deposit box) and the person or persons authorized by the Seller to act in respect thereof. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (bb) Environmental, Health, and Safety Matters.
          ------------------------------------------

          (i) The Seller and its predecessors and Affiliates have complied and are in compliance with all material Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Seller and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its businesses. A list of all such permits, licenses and other authorizations is set forth under "Environmental Permits" in (S)3(j)(ii) of the Disclosure Schedule.

          (iii) None of the Seller and its predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following exists at any property or facility owned or operated by the Seller: (A) underground storage tanks, (B) asbestos-containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or (D) landfills, surface impoundments, or disposal areas.

          (v) None of the Seller and its predecessors and Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

          (vi) The Seller has provided to Buyer copies of all documents, records, and information available to the Seller concerning any environmental or health and safety matter materially relevant to the Seller, whether generated by the Seller or others including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of hazardous materials, spill control plans, and reports, correspondence permits, licenses, approvals, consents and other authorizations related to Environmental, or Health, and Safety Requirements issued by any governmental agency.

          (vii) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (viii) Neither the Seller, nor any of its predecessors or Affiliates, has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (ix) To the best of the Seller's Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of the Seller, or any of its Affiliates, will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     (cc) Certain Business Relationships With the Seller. None of the
          -----------------------------------------------
Stockholders and their Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

     (dd) Major Customers and Distributors.  (S)3(dd) of the Schedule sets forth
          --------------------------------
any customer, representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounted for more than five percent of the sales of the Seller for the 12 months ended June 30, 1999 (collectively, the "Major Customers and Distributors"). The relationships of the Seller with its
 --------------------------------
Major Customers and Distributors are good commercial working relationships. No Major Customer or Distributor has canceled or otherwise terminated its relationship with the Seller, or has during said period decreased materially its usage or purchase of the services or products of the Seller. No Major Customer or Distributor has, to the knowledge of the Seller, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Seller or to decrease materially or limit its usage, purchase or distribution of the services or products of the Seller.

     (ee) Year 2000 Compliance.  To the best of the Seller's Knowledge, the
          --------------------
software, computer systems, services and products now used by the Seller or previously or now being provided by the Seller to its customers will not generate any invalid or incorrect date-related results or cause any of the problems commonly referred to as "Year 2000" or "Y2K" problems. To the best of the Seller's Knowledge, such software, computer systems, services and products will, without interruption or manual intervention, continue to operate consistently, predictably and accurately including, without limitation, meeting all specifications and/or functionality and performance requirements, when used during any year prior to, during or after the calendar year 2000.

     (ff) Disclosure. The representations and warranties contained in this (S)3
          -----------
do not contain
any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)3 not misleading.

     4.   Representations and Warranties of the Buyer. The Buyer represents and
          --------------------------------------------
warrants to the Seller and the Stockholders that the statements contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)4).

     (a)  Organization of the Buyer. The Buyer is a corporation duly organized,
          --------------------------
validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

     (b)  Authorization of Transaction. The Buyer has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions.

     (c)  Noncontravention. Neither the execution and the delivery of this
          -----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above), will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or by-laws or (ii) except for the consent of the Buyer's lender described in (S) 7(a)
(xiii) below, conflict with, result in a termination or breach of, constitute a default under or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     (d)  Brokers' Fees.  The Buyer has no Liability or obligation to pay any
          ---------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     5.   Pre-Closing Covenants. The Parties agree as follows with respect to
          ----------------------
the period between the execution of this Agreement and the Closing.

     (a)  General. Each of the Parties will use its or his reasonable best
          --------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

     (b)  Notices and Consents. The Seller and the Stockholders will give any
          ---------------------
notices to third parties, and the Seller and the Stockholders will use their reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in

(S)3(c) above. Without limitation of the foregoing, the Seller and the Stockholders will promptly with the Buyer's assistance, at the Buyer's expense, and in a form approved by the Buyer or supplied by the Buyer's contract attorney, advise all government agencies whose consent will be required for (i) the performance on and after the Closing by the Buyer (as sub-contractor to the Seller) of the Seller's obligations under all Government Contracts to which the Seller is a party as of the Closing and the payment to the Buyer of all payments owed to the Seller under such Government Contracts on and after the Closing,
(ii) the novation as soon as practicable following the Closing of all such Government Contracts so as to provide that the Buyer (in place of the Seller) will be a party to such Government Contracts, and (iii) the award to the Buyer of contracts under all Bids and Proposals submitted by the Seller prior to Closing (except to the extent that the Buyer shall elect prior to the Closing to exclude the Seller's rights and obligations under any such Bids and Proposals from the Acquired Assets and Assumed Liabilities). To the extent that the Buyer shall notify the Seller in writing prior to the Closing that the Buyer has elected to exclude the Seller's rights and obligations under any Bids and Proposals from the Acquired Assets and the Assumed Liabilities, the Seller shall take prior to the Closing such actions as shall be necessary and appropriate to ensure that neither the Buyer nor the Seller will incur any Liabilities or other obligations on and after the Closing as a result thereof. Such actions by the Seller may include, without limitation, withdrawing any such Bids and Proposals or arranging (with, to the extent required, the consent of the Person(s) to which the Seller submitted such Bids and Proposals) for another Person to assume the Seller's obligations under such Bids and Proposals if such Bids and Proposals are accepted by the Person(s) to which the Seller submitted such Bids and Proposals.

     (c)  Operation of Business. The Seller will not engage in any practice,
          ----------------------
take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S)3(h) above, except that the Seller is expressly permitted to utilize cash and cash equivalents to pay down existing lines of credit with Cape Cod Bank and Trust Company as described in (S)3(aa) of Disclosure Schedule. Furthermore, without the prior written consent of the Buyer, the Seller will not submit any additional Bids and Proposals or modify any of the Seller's currently outstanding Bids and Proposals for which the Seller has provided to the Buyer correct and complete copies in accordance with (S) 3(p) hereof.

     (d)  Preservation of Business. The Seller will keep its business and
          -------------------------
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e)  Full Access. The Seller will permit representatives of the Buyer to
          ------------
have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller. Such access to said items shall only be granted where a person duly authorized by the Seller is present at all times. The Seller shall authorize and make such a person available upon twenty-four (24) hours' written notice by the Buyer. In addition, the Seller hereby authorizes the Buyer to contact directly all Persons with whom Seller now maintains or has maintained in the past any significant business relationship (including, without limitation, Seller's accountants, creditors, suppliers and Major Customers and Distributors) to the full extent deemed appropriate by the Buyer in order to verify the accuracy and completeness of the representations and warranties made by the Seller and the Stockholders in
(S)3 of this Agreement. However, all such contact (whether written, verbal, or in any other form whatsoever) shall be subject to the approval of the Seller.

         (f) Notice of Developments. Each Party will give prompt written notice
             ----------------------
to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in (S)3 and (S)4 above. No disclosure by any Party pursuant to this (S)5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. The Seller and the Stockholders will not (i) solicit,
             -----------
initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller and the Stockholders will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, and the Seller and the Stockholders will cooperate with the Buyer by furnishing any information the Buyer may reasonably request with respect to any of the foregoing.

         6.  Post-Closing Covenants. The Parties agree as follows with respect
             ----------------------
to the period following the Closing.

         (a) General.  In case at any time after the Closing any further
             -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)8 below). Without limitation of the foregoing, the Seller and the Stockholders will take such further action as the Buyer may reasonably request in order (i) to complete as promptly as possible following the Closing the novation of all Government Contracts to which the Seller is a party as of the Closing (as described in (S)5(b) hereof), (ii) to cause the payment to the Buyer of all payments under Government Contracts to which the Seller would otherwise be entitled (as described in (S)5(b) hereof), and (iii) to facilitate the award to the Buyer of agreements under all Bids and Proposals submitted by the Seller prior to the Closing

(except to the extent that the Buyer shall elect prior to the Closing to exclude the Seller's rights and obligations under any such Bids and Proposals from the Acquired Assets and Assumed Liabilities). The Seller and the Stockholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Seller (except any such documents which relate exclusively to assets or liabilities of the Seller which are not Acquired Assets or Assumed Liabilities). However, the Seller shall not be held responsible or liable in any way or to any degree where the Seller has complied with all material requirements, but the Buyer fails to obtain the award of or approval to continue any Government Contract, Bid or Proposal. Each of the Parties shall remain liable for preparing and filing at its or his own expense all of its or his own Tax Returns which are required to be filed after the Closing Date. However, from and after the Closing the Buyer shall provide to the Seller and its accountants and attorneys for the purpose of preparing such Tax Returns of the Seller and the Stockholders as may be required after the Closing, reasonable access to the books and records of the Seller delivered to the Buyer under this Section and shall permit the Seller and the Stockholders, at the Buyer's expense, to make copies thereof.

         (b) Collection of Assets. Subsequent to the Closing, the Buyer shall
             --------------------
have the right and authority to collect all receivables and other items transferred and assigned to it by the Seller hereunder and to endorse with the name of the Seller any checks received on account of such receivables or other items. The Seller agrees that it will promptly transfer or deliver to the Buyer from time to time, any cash or other property that the Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the Acquired Assets.

         (c) Payment of Liabilities. The Seller shall pay all of the Seller's
             ----------------------
Liabilities which are not included in the Assumed Liabilities as such Liabilities become due.

         (d) Non-Competition. The Seller agrees that for two years after the
             ---------------
Closing it will not without the prior written consent of the Buyer, directly or indirectly, engage or participate in, or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in any activity anywhere in the world which is similar to or competitive with any business in which the Seller is presently engaged or proposes to engage, so long as the Buyer (or its successor, if any) shall engage in such activity; provided, however, that the foregoing
                                       --------  -------
shall not prevent the Seller from owning beneficially or of record up to one percent of the outstanding securities of a publicly-held corporation which engages in competitive activities. In addition, the Seller shall refrain from soliciting or encouraging any employee of the Buyer (including those former employees of the Seller who are hired by the Buyer) to terminate his or her employment by the Buyer and to become employed by the Seller, or any business or entity with which the Seller is affiliated as an owner, investor, lender or in any other capacity. In addition to causing the Seller to comply with the provisions of this (S)6(d), each of the Stockholders will comply following the Closing with the provisions of his Consulting and Non-Competition Agreement entered into with the Buyer at the Closing pursuant to (S)7 hereof.

         (e) Litigation Support. In the event and for so long as any Party
             ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under (S)8 below).

         (f) Transition. None of the Seller and the Stockholders will take any
             ----------
action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. Each of the Seller and the Stockholders will refer all customer inquiries relating to the businesses of the Seller to the Buyer for two (2) years after the Closing.

         (g) Confidentiality. Each of the Seller and the Stockholders will treat
             ---------------
and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and the transactions contemplated herein, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its or his possession. In the event that any of the Seller and the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
(S)6(g). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Seller or the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that such disclosing Party shall use its or his
          --------  -------
reasonable best efforts to obtain, at the reasonable request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (h) Year 2000 Compliance. The Seller shall not be required to implement
             --------------------
further Year 2000 compliance, it being understood that the Buyer intends to transition to its own MIS system at the end of the Seller's fiscal year ending September 30, 1999.

         7.  Conditions to Obligation to Close.
             ---------------------------------

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer
             -------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Seller and the Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Seller and the Stockholders shall have procured all of the third party consents specified in (S)5(b) above (including, without limitation, the consents described in (S)5(b) with respect to all Government Contracts and Bids and Proposals to which the Seller is a party as of the Closing, except for the proposed novation of all such Government Contracts as soon as practicable following the Closing as described in
     (S)5(b) and (S)6(c) above);

          (iv) no action, suit, or proceeding shall be pending or, to the Seller's Knowledge, threatened against any of the Seller or the Stockholders before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge could (A) reasonably prevent consummation of any of the transactions contemplated by this Agreement, (B) reasonably cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially affect adversely the right of the Buyer to own the Acquired Assets or to operate the former businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Seller and the Stockholders shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S)7(a)(i)-(iv) is satisfied in all respects;

          (vi) the Buyer shall have received from the Seller (i) a certificate of payment/good standing from the Massachusetts Commissioner of Revenue as provided M.G.L. Chapter 62C, (S)44(a), and a waiver of tax lien issued by the Massachusetts Commissioner of Revenue pursuant to M.G.L. Chapter 62C,
     (S)(S)51 and 52, or (ii) such other evidence of the payment of Massachusetts taxes by the Seller as shall be satisfactory to the Buyer;

          (vii) the relevant parties other than the Buyer shall have entered into (i) the Escrow Agreement in the form of Exhibit A hereto and (ii) the lease agreements in the forms of Exhibits G-1 through G-3 hereto, and the same shall be in full force and effect;

          (viii) each of the Stockholders shall have entered into a Consulting and Non- Competition Agreement with the Buyer in the form of Exhibit H hereto, and the same shall be in full force and effect;

          (ix) the Buyer shall have received from counsel to the Seller and the Stockholders an opinion in the form of Exhibit I hereto dated as of the Closing Date;

          (x) those key employees of the Seller who are identified in a letter of even date herewith from the Buyer to the Seller shall have agreed to become employed by the Buyer on the Closing Date on terms not less favorable to such employees as are currently being provided by the Seller;

          (xi) the Buyer shall be reasonably satisfied based upon personal interviews under the Seller's Major Customers and Distributors (as described in (S)3(dd) hereof) that such Major Customers and Distributors intend to continue their current level of business with the Buyer after the Closing;

          (xii) the Buyer shall have been able to procure product liability insurance coverage on terms satisfactory to the Buyer with respect to the products of the Seller;

          (xiii) the Buyer's bank lender shall have consented to the transactions contemplated by this Agreement;

          (xiv) the Seller shall have delivered to the Buyer the Articles of Amendment to the Seller's Articles of Organization described in (S)2(e) hereof; and

          (xv) all actions to be taken by the Seller and the Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this (S)7(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Seller and the Stockholders. The
          -----------------------------------------------------------
obligation of the Seller and Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or, to the Buyer's knowledge, threatened against the Buyer before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Seller and the Stockholders a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(iii) is satisfied in all respects;

          (v) the relevant parties other than the Seller and the Stockholders shall have entered into (i) the Escrow Agreement in the form of Exhibit A hereto, and (ii) the lease agreements in the forms of Exhibits G-1 through G-3 hereto, and the same shall be in full force and effect;

          (vi) the Buyer shall have entered into a Consulting and Non-Competition Agreement with each of the Stockholders in the form of Exhibit H hereto, and the same shall be in full force and effect;

          (vii) the Seller and the Stockholders shall have received from counsel to the Buyer an opinion in the form of Exhibit J dated as of the Closing Date; and

          (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller and the Stockholders.

The Seller and the Stockholders may waive any condition specified in this
(S)7(b) if they execute a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of this Agreement.
          ---------------------------------------

     (a)  Survival of Representations, Warranties and Covenants. All of the
          -----------------------------------------------------
representations and warranties of the Seller and the Stockholders contained in
(S)3(f) through (ff) of this Agreement shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until December 31, 2000, except that the representations and warranties contained in (S)3(bb) shall continue in full force and effect until the expiration of any lease agreement entered into or assumed by the Buyer with the Stockholders in connection with this Agreement. All of the other representations, warranties and covenants of the Buyer, the Seller, and the Stockholders contained in this Agreement shall survive the Closing (even if the damaged Party allegedly knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect thereafter until the expiration of the applicable statute of limitation.

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------

          (i) In the event the Seller or either Stockholder breaches (or in the event any third party alleges facts that, if true, would mean the Seller or either Stockholder has breached) any of its or his representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller and the Stockholders pursuant to (S)10(h) below within such survival period, then each of the Seller and the Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach); provided, however, that the Seller and the Stockholders shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller and the Stockholders contained in (S)3(f)-(ff) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point the Seller and the Stockholders will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

          (ii) In addition to their indemnification obligations under (S)8(b)(i) above, and notwithstanding any limitations on the Buyer's right to indemnification under (S)8(b)(i) above (whether such limitations relate to notice, amount, statute of limitations or otherwise), each of the Seller and the Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences (including any Adverse Consequences which in the aggregate are less than $25,000) the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

               (A) any Liability of the Seller which is not an Assumed Liability (including, without limitation, any Liability of the Seller (whether or not such Liability or the facts or circumstances under which such Liability has arisen or may hereafter arise are disclosed in the Disclosure Schedule) that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law); or

               (B) any Liability of any of the Seller or the Stockholders for unpaid Taxes.

     (c)  Indemnification Provisions for Benefit of the Seller and the
          ------------------------------------------------------------
Stockholders.
------------

          (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Buyer agrees to indemnify each of the Seller and the Stockholders from and against the entirety of any Adverse Consequences the Seller and the Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller and the Stockholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach).

          (ii)   In addition to the Buyer's indemnification obligations under
     (S)8(c)(i) above, the Buyer agrees to indemnify each of the Seller and the Stockholders from and against the entirety of any Adverse Consequences the Seller or the Stockholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d)  Matters Involving Third Parties.
          -------------------------------

          (i)   If any third party shall notify any Party (the "Indemnified
                                                                -----------
     Party") with respect to any matters (a "Third Party Claim") which may give
     -----                                   -----------------
     rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)8, then the Indemnified Party shall
     -------------------
     promptly notify each Indemnifying Party thereof in writing; provided,
                                                                 --------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement or, or any adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third

     Party Claim in accordance with (S)8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in (S)8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)8.

     (e)  Determination of Adverse Consequences. The Parties shall take into
          -------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)8. All indemnification payments under this (S)8 shall be deemed adjustments to the Purchase Price.

     (f)  Recoupment From Escrow Amount. To the extent the Buyer is entitled to
          -----------------------------
indemnification under this (S)8, the Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer by recourse to the Escrow Amount. In such event, the Parties shall comply with the provisions of the Escrow Agreement relating to payments by the Escrow Agent to the Parties from the Escrow Amount. However, in no event shall the indemnification obligations of the Seller and the Stockholders under this (S)8 be deemed to be limited to the Escrow Amount.

     (g)  Maximum Limitation of Indemnification by Stockholders. Notwithstanding
          -----------------------------------------------------
any other provision in this Agreement, in no event shall either Stockholder be liable for indemnity obligations in an amount greater than fifty percent (50%) (and therefore one hundred percent (100%) in the case of both Stockholders) of the total Purchase Price, as such Purchase Price shall be adjusted in accordance with this Agreement.

     (h)  Other Indemnification Provisions. The foregoing indemnification
          --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to any other Party or the transactions contemplated by this

Agreement. However, each of the Stockholders hereby agrees that he will not make any claim for indemnification against the Buyer by reason of the fact that he or it was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Stockholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

     9.   Termination.
          -----------

     (a)  Termination of Agreement. Certain of the Parties may terminate this
          ------------------------
Agreement as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Buyer is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Seller;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller and the Stockholders at any time prior to the Closing (A) in the event the Seller or either Stockholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller and the Stockholders of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under (S)7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Seller and the Stockholders may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under (S)7(b) hereof (unless the failure results primarily from the Seller or the Stockholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement:
          ---------------------

          (i) pursuant to (S)9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach);

          (ii) in the case of a willful breach of this Agreement by the Buyer, the Seller or the Stockholders, the amount of the attorneys' fees and expenses incurred, respectively, by each of (A) the Buyer and
               (B) the Seller and the Stockholders, in preparing this Agreement and in preparing for the Closing shall for purposes of calculating Adverse Consequences suffered by the other Party or Parties be limited to an aggregate of not more than $100,000. Such limitation shall, however, not be applicable to any other Adverse Consequences suffered by any of the Parties.

     10.  Miscellaneous.
          -------------

     (a)  Survival of Representations, Warranties and Covenants. All of the
          -----------------------------------------------------
representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in
(S)8 hereof.

     (b)  Press Releases and Public Announcements. No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that the Buyer may make any public disclosure
               --------  -------
it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer must first provide to the Seller the content of the proposed disclosure, the reason that such disclosure is required, and the time and place that such disclosure will be made). All disclosures to any party by the Buyer (other than those required by law) shall be subject to the written approval of the Seller.

     (c)  No Third-Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d)  Entire Agreement. This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign
                             --------  -------
any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the

Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices. All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Buyer:                   Copy to:
     ---------------                    -------

     Benthos, Inc.                      John T. Lynch, Esq.
     49 Edgerton Drive                  Davis, Malm & D'Agostine, P.C.
     Falmouth, MA 02556                 One Boston Place
     Attention: President               Boston, MA 02108

     If to the Seller:                  Copy to:
     ----------------                   -------

     Datasonics, Inc.                   W. Terence Jones, Esq.
     1400 Route 28A                     Maselan Jones & Stanzler, P.C.
     P.O. Box 8                         50 Milk Street
     Cataumet, MA 02534                 Boston, MA 02109

     If to the Stockholders:            Copy to:
     ----------------------             -------

     William L. Dalton                  W. Terence Jones, Esq.
     52 Heather Lane                    Maselan Jones & Stanzler, P.C.
     N. Falmouth, MA 02556              50 Milk Street
                                        Boston, MA 02109

     David W. Porta                     W. Terence Jones, Esq.
     31 Ambleside Drive                 Maselan Jones & Stanzler, P.C.
     W. Falmouth, MA 02574              50 Milk Street
                                        Boston, MA 02109

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i)  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

     (j)  Amendments and Waivers. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be binding upon such Party unless signed in writing by such Party or shall not be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  Severability. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)  Expenses. The Buyer and the Seller, respectively, will each bear its
          --------
own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. However, notwithstanding the foregoing, the Parties agree that the costs of having an audit performed by an independent accounting firm selected by the Buyer with respect to the Financial Statements shall be borne equally by the Buyer, on the one hand, and the Seller, on the other hand, except that in no event shall the Seller be responsible for the payment of more than an aggregate of $30,000 of such independent audit costs.

     (m)  Construction. The Parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     (n)  Incorporation of Exhibits and Schedules. The Exhibits and Schedules
          ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  Specific Performance. Each of the Parties acknowledges and agrees
          --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in (S)10(p) below), in addition to any other remedy to which it or he may be entitled, at law or in equity.

     (p)  Submission to Jurisdiction. Each of the Parties submits to the
          --------------------------
jurisdiction of any state or federal court sitting in Boston, Massachusetts, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Parties by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in (S)10(h) above. Nothing in this (S)10(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity in order to enforce any judgment of a court sitting in Boston, Massachusetts as aforesaid. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   BENTHOS, INC.


                                   By:    /s/ John L. Coughlin
                                          ----------------------------
                                   Title:    President / CEO
                                          ----------------------------

                                   DATASONICS, INC.


                                   By:     /s/ Marc  Parent
                                          ----------------------------
                                   Title:   President
                                          ----------------------------


                                    /s/ William L. Dalton
                                   -----------------------------------
                                   William L. Dalton


                                    /s/ David W. Porta
                                   -----------------------------------
                                   David W. Porta